UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

EURASIA DESIGN, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-54499	01-0961505
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

López Cotilla No. 829
Int. 1 Col. Americana C.P. 44160
Guadalajara, JAL, Mexico
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(877) 687-1115

122B E. Acapulco St.
South Padre Island, TX 78597
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01           CHANGES IN CONTROL OF REGISTRANT

On May 17, 2012, Mr. Duncan A. Forbes Mol. III acquired 5,000,000 shares of common stock of the Registrant from Mr. John Ferrone in a private transaction not involving the Registrant pursuant to Section 4(1) of the Securities Act of 1933, as amended.  Subsequent to the transaction, Mr. Forbes became the majority shareholder of the Registrant, owning approximately 62.5% of the Registrant’s issued and outstanding common stock.  Mr. Ferrone is no longer a principal shareholder of the Registrant.

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On May 17, 2012, the Registrant’s Board of Directors appointed Duncan A. Forbes Mol. III as a Director to fill a vacancy on the board.

On May 17, 2012, John Ferrone submitted his resignation as President, Secretary, Treasurer and Director of the Registrant.

On May 17, 2012, the Board of Directors of the Registrant elected Mr. Forbes to fill the vacancy in the office of President of the Registrant.  Mr. Forbes currently serves as President of Linea Deportiva Prince México, S.A. de C.V., a Mexican corporation possessing the exclusive rights to sell “Prince” branded tennis products and accessories in Mexico, Central America and South America.

There are no family relationships among any of current or former directors or executive officers.

Mr. Forbes has not had any material direct or indirect interest in any of the Registrant’s transactions or proposed transactions over the last two years.

At this time, the Registrant has no specific compensation arrangements with Mr. Forbes.

ITEM 8.01           OTHER EVENTS

Following the transactions described above, our corporate offices have been moved. Our new office address is López Cotilla No. 829, Int. 1 Col. Americana C.P. 44160, Guadalajara, JAL, Mexico

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURASIA DESIGN, INC.
(Registrant)

Signature	Title	Date

/s/ Duncan A. Forbes Mol. III	Chief Executive Offcier	May 17, 2012
Duncan A. Forbes Mol. III